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SCHEDULE 14A INFORMATION

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COMPUTER HORIZONS CORP.
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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FOR IMMEDIATE RELEASE

CONTACT:	Michael Shea, CFO David Reingold, Senior Vice President, Marketing, IR Computer Horizons Corp. (973) 299-4000 mshea@computerhorizons.com dreingol@computerhorizons.com	Investors:	Lauren Felice RF Binder Partners (212) 994-7541 lauren.felice@rfbinder.com
		Media:	Kate Rothen RFBinder Partners (212) 994-7537 kate.rothen@rfbinder.com

COMPUTER HORIZONS SHAREHOLDER LETTER WARNS THAT AQUENT
CONTINUES TO MISLEAD CHC SHAREHOLDERS

Federal Court Judge Forces Aquent To Correct Misleading Statements;
Management Urges Shareholders to Vote White Proxy

        Mountain Lakes, New Jersey, May 6, 2003—Computer Horizons Corp. (Nasdaq: CHRZ) (CHC), a strategic human capital management and professional services company, today in a letter warned its shareholders that Aquent continues to mislead shareholders in its public campaign to wrestle control of the company at shareholders' expense.

        "We don't want our shareholders to be misled by Aquent; Aquent simply won't give our shareholders the facts," said William J. Murphy, president and CEO of Computer Horizons. "Contrary to Aquent's claims, we have given serious consideration to its proposal, despite its vague terms and conditions. We have concluded, based on the information available to our Board and our financial advisors at J.P. Morgan, that Aquent's conditional proposal grossly undervalues the intrinsic value of CHC.

        "Compounding the problem is that we have now asked Aquent for certain financial statements and information relating to Aquent's proposal on three different occasions, and they have yet to deliver it to us. Based on the fact that Aquent has refused to give us this information, we believe that Aquent has no intention of actually buying the Company's shares. Rather, it intends to try to mislead shareholders into supporting its proxy campaign where a 3.6% shareholder would elect over 33% of the Board and instill chaos with its 10% special meeting amendment to permit the Company to be bought from its shareholders on the cheap.

        "Because Aquent has displayed questionable and misleading behavior, while at the same time proposing unclear and unacceptable terms, we are urging our shareholders not to be misled into supporting Aquent's proxy campaign," continued Mr. Murphy. "It's in our shareholders' best interests to oppose Aquent by voting the WHITE proxy in support of Computer Horizon's Board and management."

        The shareholder letter pointed out that the U.S. District Court of the District of New Jersey has agreed with CHC's characterization of Aquent's proxy communications as materially misleading, finding that "...certain statements in Aquent's second amended proxy are misleading and material." The Court enjoined Aquent from distributing its proxy materials until certain corrections and clarifying statements were made.

        Other misleading Aquent information or actions discussed in the letter included the following:

  •
  Aquent's first approach to Computer Horizons never mentioned a cash proposal—contrary to Aquent's assertions to shareholders.

  •
  Aquent has ignored repeated requests by Computer Horizons to provide certain financial statements and financing information, that would be expected in the normal course of events, for review by the Computer Horizons Board and by its financial advisor, J.P. Morgan, incident to a potential meeting with them.

  •
  Aquent's previous acquisition of Renaissance Worldwide provides evidence that its proposals to shareholders may, in fact change at any given time. When Aquent was acquiring Renaissance Worldwide, for example, Aquent lowered its offering price by 10 percent from its initial offer during the course of the deal.

        In addition, the shareholder letter reports that after the Computer Horizon's Board reviewed the J.P. Morgan report, it unanimously concluded the $5.00 per share proposal by Aquent was grossly inadequate. The Board also reaffirmed its current realigned business plan, proclaiming it far superior to the Aquent proposal as a means to grow shareholder value.

Reduced Voting Requirement for Special Meetings

        CHC also told shareholders that in the spirit of bettering corporate governance practices, its Board unilaterally reduced the requirement for calling a special meeting to 25 percent of CHC's outstanding shares. The Board decided, in consultation with its advisors and upon review of current practices in this area among peers and similarly sized companies, that 25 percent was a meaningful level of shareholder interest to call such sessions and would put the Company among the forefront of its peers.

Aquent's Board Nominees Not Suitable

        In the letter, CHC detailed Aquent's attempt to elect two board members who neither own stock in Computer Horizons nor have backgrounds showing any ties to Computer Horizon's industry. "Clearly, the nominees Aquent is putting forward raise troubling questions about the motivation of these individuals as well as their independence, and obviously have no common financial interest with our shareholders," Mr. Murphy said.

        "The Board asks our shareholders for their continued support, by signing, dating and returning the WHITE proxy card promptly," Mr. Murphy concluded.

        To access the full text of CHC's letter to shareholders, visit www.computerhorizons.com.

About Computer Horizons Corp.

        Computer Horizons Corp. (Nasdaq: Computer Horizons) is a strategic human capital management and professional services company with more than thirty years of experience, specifically in information technology. As a global leader in systems integration and managed services, Computer Horizons enables companies to maximize technology investments. By leveraging its core business in IT services and its proprietary technology through Chimes, its wholly-owned subsidiary, Computer Horizons is enabling its Global 2000 customer base to align and integrate business planning with human resource management across an enterprise's business functions. For more information on Computer Horizons, please visit our Web site at www.computerhorizons.com.

        Except for historical information, all of the statements, expectations and assumptions contained in the foregoing are "forward-looking statements" (within the meaning of the Private Securities Litigation Reform Act of 1995) that involve a number of risks and uncertainties. It is possible that the assumptions made by management—including, but not limited to, those relating to contract awards, service offerings, market opportunities, results, performance expectations, expectations of cost savings, or proceeds from sale of certain operations—may not materialize.

        Actual results may differ materially from those projected or implied in any forward-looking statements. In addition to the above factors, other important factors include the risks associated with unforeseen technical difficulties, the ability to meet customer requirements, market acceptance of service offerings, changes in technology and standards, the ability to complete cost-reduction initiatives, the ability to execute the sale of certain operations or other initiatives, dependencies on key employees, customer satisfaction, availability of technical talent, dependencies on certain technologies, delays, market acceptance and competition, as well as other risks described from time to time in the Company's filings with the Securities and Exchange Commission, press releases, and other communications.

        SHAREHOLDERS OF COMPUTER HORIZONS ARE ADVISED TO READ MANAGEMENT'S DEFINITIVE PROXY STATEMENT (THE "DEFINITIVE PROXY STATEMENT") IN CONNECTION WITH MANAGEMENT'S SOLICITATION OF PROXIES FROM COMPUTER HORIZONS SHAREHOLDERS.

        Shareholders of Computer Horizons and other interested parties may obtain, free of charge, copies of the Definitive Proxy Statement and any other documents filed by Computer Horizons with the SEC, at the SEC's Internet website at www.sec.gov. The Definitive Proxy Statement and these other documents may also be obtained free of charge by contacting Morrow & Co., Inc., the firm assisting Computer Horizons in the solicitation of proxies, toll-free at 1-800-607-0088.

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